UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check all boxes that apply:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TERRITORIAL BANCORP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMENDED NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 6, 2024

To the Stockholders of Territorial Bancorp Inc.:

TIME AND DATE:	8:30 a.m., Hawaii time, on Wednesday, November 6, 2024. The special meeting of stockholders of Territorial Bancorp Inc. (“Territorial”) was originally scheduled to be held on October 10, 2024, but was postponed by Territorial on October 3, 2024. There is no change to the web address for accessing the rescheduled Territorial special meeting, the record date for determining stockholders entitled to notice of and to vote at the rescheduled Territorial special meeting, the purpose of the rescheduled Territorial special meeting, or any of the proposals to be acted upon at the rescheduled Territorial special meeting. Proxies previously submitted via the Internet, by telephone, or by completing and returning the proxy card or voting instruction card sent to you will be exercised at the rescheduled Territorial special meeting unless properly revoked.

PLACE:	Virtual-only format, www.virtualshareholdermeeting.com/TBNK2024SM.

BUSINESS ITEMS:

(1)   To approve and adopt the Agreement and Plan of Merger, dated as of April 26, 2024 (the “Merger Agreement”), by and between Hope Bancorp, Inc. (“Hope”) and Territorial, and to approve the transactions contemplated by the Merger Agreement, including the merger (the “Merger”) of Territorial with and into Hope (collectively, the “Merger Proposal”);

(2) To approve a non-binding, advisory proposal to approve the compensation payable to the named executive officers of Territorial in connection with the Merger (the “Compensation Proposal”); and

(3)   To approve the adjournment of the Territorial special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Territorial special meeting to approve the Merger Proposal, or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to Territorial stockholders (the “Adjournment Proposal”).

RECORD DATE:	The board of directors of Territorial (the “Territorial Board of Directors”) has fixed the close of business on August 14, 2024 as the record date for the Territorial special meeting and this remains the record date for the rescheduled Territorial special meeting. Only holders of record of Territorial common stock as of the close of business on the record date for the Territorial special meeting are entitled to notice of the Territorial special meeting or any adjournment or postponement thereof. Only holders of record of Territorial common stock are entitled to vote at the Territorial special meeting or any adjournment or postponement thereof.

PROXY VOTING:	It is important that your shares be represented and voted at the meeting. You can authorize a proxy to vote your shares via the Internet, by telephone, or by completing and returning the proxy card or voting instruction card sent to you. You can revoke your proxy at any time before its exercise at the special meeting by following the instructions in the accompanying proxy statement.

NO APPRAISAL RIGHTS:	Under Maryland law, Territorial common stockholders are not entitled to appraisal rights.

BOARD RECOMMENDATIONS:	The Territorial Board of Directors unanimously recommends that Territorial stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

By Order of the Territorial Board of Directors,

/s/ Vernon Hirata

Vernon Hirata Corporate Secretary

October 4, 2024